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                                                                   Exhibit 23.03

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements No. 333-99777 and No. 333-99777-01 of Crescent Real Estate Equities Limited Partnership of our report dated February 9, 2004, with respect to the Combined Financial Statements of The Woodlands Development Company, L.P., The Woodlands Commercial Properties, L.P., and The Woodlands Operating Company, L.P., included in this Annual Report on Form 10-K for the year ended December 31, 2003.


                                                           /s/ ERNST & YOUNG LLP

Houston, Texas
March 10, 2004